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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of LaserMaster Technologies, Inc. on Form S-3 of our reports dated August 9, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of LaserMaster Technologies, Inc. for the year ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

                                       Deloitte & Touche, LLP



Minneapolis, Minnesota
October 21, 1996